Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-255411 and 333-252335) of Atossa Therapeutics, Inc.,
(2)
Registration Statement (Form S-8 No. 333-185625) pertaining to the 2010 Stock Option and Incentive Plan, as amended, of Atossa Genetics, Inc.;
(3)
Registration Statement (Form S-8 No. 333-193952) pertaining to the 2010 Stock Option Incentive Plan, as amended, and inducement option grants outside of a plan of Atossa Genetics Inc.; and
(4)
Registration Statement (Form S-8 No. 333-254905) pertaining to the 2020 Stock Incentive Plan, as amended, of Atossa Therapeutics, Inc. and the 2010 Stock Option and Incentive Plan, as amended, of Atossa Genetics, Inc.;

of our report dated April 1, 2024, with respect to the consolidated financial statements of Atossa Therapeutics, Inc. included in this Annual Report (Form 10-K) of Atossa Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Seattle, Washington

April 1, 2024